Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of March 8, 2022 to be effective as of the Closing (as defined in the Business Combination Agreement) and entered into by and among Endurance Acquisition Corp. (the “SPAC”), Endurance Antarctica Partners, LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor”). Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the A&R Shareholders’ Agreement (as defined below).

RECITALS

WHEREAS, the SPAC, the Sponsor, Cantor and the qualified institutional buyers or institutional accredited investors party to the Prior Agreement (as defined below) (such investors together with the Sponsor, Cantor, “EDNC Holders”) are parties to that certain Registration Rights Agreement dated as of September 14, 2021 (the “Prior Agreement”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, dated as of March 8, 2022, by and among the SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), SatixFy MS, a Cayman Islands exempted company and a wholly owned subsidiary of the Company, and the SPAC (the “Business Combination Agreement”), certain holders of Company Ordinary Shares have entered into that certain Amended and Restated Shareholders’ Agreement of the Company dated as of March 8, 2022 (the “A&R Shareholders’ Agreement”);

WHEREAS, the SPAC, the Sponsor and Cantor deem it necessary and advisable, effective upon the Closing under the Business Combination Agreement to amend and restate the Prior Agreement in order to provide all existing EDNC Holders and the parties to the A&R Shareholders’ Agreement with the same registration rights;

WHEREAS, pursuant to Section 5 of the Prior Agreement, the Prior Agreement may be amended by written consent of the SPAC and the EDNC Holders constituting at least a majority in interest of the then outstanding Registrable Securities as defined in the Prior Agreement (which majority interest must include Cantor if such amendment or modification affects in any way the rights of Cantor thereunder; provided, however, that notwithstanding the foregoing, any amendment thereto that adversely affects one EDNC Holder, solely in its capacity as a holder of capital shares of the SPAC, in a manner that is materially different from the other EDNC Holders (in such capacity) shall require the consent of the Holder so affected; and

WHEREAS, the SPAC, the Sponsor and Cantor have agreed to amend and restate the Prior Agreement, represent a majority in interest of the then outstanding Registrable Securities as defined in the Prior Agreement and that all ENDC Holders will be treated the same pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, the parties hereby agree as follows:

AMENDMENT AND RESTATEMENT

Upon the Closing under the Business Combination Agreement, this Agreement shall replace the Prior Agreement in its entirety, and the Prior Agreement shall be of no further force and effect.

The following sections set out in the A&R Shareholders’ Agreement, attached hereto as Exhibit A, shall apply to and be incorporated into this Agreement mutatis mutandis as if set out in full in this Agreement, and for all purposes hereunder, each ENDC Holder under the Prior Agreement shall, after effectiveness of this Agreement, be deemed a Holder under the A&R Shareholders Agreement:

Section 1 (Affirmative Covenants)

Section 2 (Registration)

Section 3 (Termination)

Section 5 (Miscellaneous)

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENDURANCE ACQUISITION CORP., a Cayman Islands exempted company
By:	/s/ Richard C. Davis
	Name:	Richard C. Davis
	Title:	Chief Executive Officer
ENDURANCE ANTARCTICA PARTNERS, LLC, a Cayman Islands limited liability company By: ADP Endurance, LLC Its: Managing Member
By:	/s/ Chandra R. Patel
	Name:	Chandra R. Patel
	Title:	Managing Director

CANTOR FITZGERALD & CO.
By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Senior Managing Director and Head of Investment Banking

[Signature Page to Registration Rights Agreement]

Exhibit A

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”), is made as of March 8, 2022 by and among SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (registered number 516135035, the “Company”), Endurance Acquisition Corp., a Cayman Islands exempted company (“SPAC”) and the Holders (as defined below) who have executed a signature page or Joinder Agreement (as defined below) to this Agreement (including the Prior Agreement). Capitalized terms used and not otherwise defined herein will have the meaning given such terms in the Business Combination Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company and certain of the Holders are parties to that certain Shareholders’ Agreement dated as of May 12, 2020 (the “Prior Agreement”);

WHEREAS, Endurance Antarctica Partners, LLC, a Cayman Islands limited liability company (“EDNCU Holder”), SPAC and certain other parties thereto are parties to that certain Sponsor Letter Agreement, dated as of September 14, 2021, as amended (the “Previous Sponsor Agreement”, together with the Prior Agreement, the “Previous Agreements”);

WHEREAS, in connection with the consummation of the transactions (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of March 8, 2022, by and among the Company, SatixFy MS, a Cayman Islands exempted company and a wholly owned subsidiary of the Company, and SPAC (the “Business Combination Agreement”), (x) each of the Holders party to the Prior Agreement and the Company desire that, effective upon the Closing (as defined below), the Prior Agreement shall be amended and restated in its entirety in the form of this Agreement and (y) each of the EDNCU Holder, SPAC and each of the Holders party to the Previous Sponsor Agreement desire that, effective upon the Closing, the Previous Sponsor Agreement shall be terminated and cancelled in its entirety and shall be of no further force and effect;

WHEREAS, the EDNCU Holder and its Permitted Transferees are subject to restrictions on Transfer and forfeiture as set forth in the Sponsor Letter Agreement;

WHEREAS, this Agreement is being executed concurrently with the entry into the Business Combination Agreement and will become effective upon the Closing (as defined below); and

WHEREAS, the Holders and the Company desire to set forth certain matters regarding the ownership of the shares of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, the parties hereby agree as follows:

1.            Affirmative Covenants.

1.1          Confidentiality. Each Holder agrees that any information obtained pursuant to this Agreement (including any information about any proposed registration or offering pursuant to Section 2) will not, without the prior written consent of the Company, be disclosed or used for any purpose other than the exercise of rights under this Agreement; provided, however, that disclosure of such information shall be permitted by any Holder as required by applicable law or on a confidential basis to its attorneys, accountants and other professionals and advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company or enforcement of its rights, and, in case of a corporate entity, to (x) its Affiliates other than with respect to information with respect to which such Affiliate has a conflict of interest and (y) to its and such Affiliates’ officers, directors, investors, employees, general partner (and the officers and directors thereof), attorneys, accountants and other professionals and advisors (collectively, “Representatives”) on a need-to-know basis; provided that each Holder shall be responsible for any breach of the terms of this Section 1.1 by any of its Representatives.

2.            Registration. The following provisions govern the registration of the Company's securities:

2.1          Definitions. As used herein, the following terms have the following meanings:

“Articles” means the articles of association of the Company, as amended from time to time;

“Antarctica Capital” means Antarctica Capital, LLC.

“Business Day” means any day other than a Friday, Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or Tel-Aviv, Israel.

“Catalyst” means CEL Catalyst Communications Ltd.

“EDNCU Lock-up Permitted Transferees” shall mean (a) (i) SPAC’s officers or directors, (ii) any direct or indirect controlled Affiliates or immediate family member of any of SPAC’s officers or directors (as defined in the Securities and Exchange Act of 1934, as amended), (iii) any direct or indirect controlled Affiliates of the management company of Antarctica Capital that are not competitors of the Company or (iv) any Affiliates of Antarctica Capital that are employees of Antarctica Capital; (b) transferees by virtue of the Sponsor’s certificate of incorporation or bylaws (or equivalent), as amended, upon dissolution of the Sponsor; (c) transferees in connection with a bona fide gift or charitable contribution without consideration; (d) transferees with the written consent of the Company Board or (e) transferees in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction, in each case in this clause (e) as approved by the Company Board or a duly authorized committee thereof, which results in all of the Company’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto and the rules and regulations promulgated thereunder.

“Form S-1/F-1” means Form S-1 or Form F-1 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3/F-3” means Form S-3 or Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Ordinary Shares or options or warrants convertible into Ordinary Shares who is a party to or bound by this Agreement.

“Initiating Holders” means either (a) Holders of at least thirty percent (30%) in interest of the issued and outstanding Registrable Shares then held by all Holders (other than the EDNCU Holder and Catalyst), assuming for purposes of such determination the conversion of all shares convertible into Registrable Shares or (b) the EDNCU Holder, acting by itself, or (c) Catalyst, acting by itself.

“Joinder Agreement” means a joinder agreement, in substantially the form attached hereto as Exhibit A.

“Lock-up Period” shall mean with respect to the Holders (other than the EDNCU Holder and its EDNCU Lock-up Permitted Transferees) and their respective Lock-up Permitted Transferees, the period beginning on the date of the closing (the “Closing”) of the Business Combination (the “Closing Date”), and ending on the date that is one hundred and eighty (180) days following the Closing Date.

“Lock-up Shares” shall mean, with respect to the Holders (other than the EDNCU Holder and its EDNCU Lock-up Permitted Transferees) and their respective Lock-up Permitted Transferees, the Ordinary Shares held by such Holders immediately prior to the Closing (excluding, for the avoidance of doubt, (i) any Ordinary Shares that may be held by a Holder that is a broker dealer as part of its ordinary course trading and market activities and not for investment purposes and were not acquired directly from the Company, (ii) any Ordinary Shares purchased in a private placement in connection with the Business Combination or acquired in the public market following the Closing and (iii) any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other instrument held by the Holders as of immediately prior to the Closing (excluding, for the avoidance of doubt, SPAC Warrants and PIPE Warrants).

“party” means a party to this Agreement unless otherwise specified.

“PIPE Warrants” means the warrants to purchase Ordinary Shares issued pursuant to that certain Warrant Agreement, to be executed in connection with the Closing, by and among the Company and Continental Stock Transfer & Trust Company, a New York corporation.

“Register”, “registered” and “registration” refer to a registration effected by filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement, or the equivalent actions under the laws of another jurisdiction.

“Registration Statement” shall mean any registration statement that covers Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Registrable Shares” means (i) all Ordinary Shares (as such term is defined in the Articles) (the “Ordinary Shares”) owned by any Holder party hereto as of immediately after the Closing, including any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other securities or instruments issued or assumed by the Company and any Ordinary Shares issued to holders of Class A ordinary shares, par value US$0.0001 per share, of the SPAC in connection with the Business Combination at Closing and (ii) any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other securities or instruments issued or assumed by the Company to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; provided that, (x) no Holder who holds Registrable Shares that remain (i) subject to restriction on Transfer as set forth in Section 4.1, (ii) subject to restriction on Transfer or forfeiture as set forth in the Sponsor Letter Agreement or (iii) held in escrow pursuant to that certain Unit Subscription Agreement (collectively, the “Sale Limited Securities”), shall have any right to have such Registrable Shares participate in (1) an offering pursuant to Section 2.2 (although such shares may be registered on any shelf registration pursuant to Section 2.2 so long as they are not transferred thereunder in violation of such restrictions) or (2) a registration or offering pursuant to Section 2.3, unless such restrictions lapse before the effectiveness of the Registration Statement, and (y) for the avoidance of doubt, any PIPE Warrants and Ordinary Shares purchased by the EDNCU Holder pursuant to that certain Unit Subscription Agreement, shall not be Registrable Shares hereunder but shall be entitled to the registration rights as set forth therein; provided, further, that, Ordinary Shares shall cease to be Registrable Shares (1) on the later of (x) as to any Holder (other than Catalyst) that holds more than 5% of then-outstanding Ordinary Shares, two years after the date of the Business Combination, as to Catalyst, when it owns less than 1% of the outstanding Ordinary Shares and (y) when they are freely saleable without registration by the Holder thereof pursuant to Rule 144 (without the need for any manner of sale requirement or volume limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(i)(1) (or Rule 144(i)(2), if applicable)) or (2) when sold pursuant to Rule 144 or a Registration Statement.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended or any federal statute or code which is a successor thereto and the rules and regulations promulgated thereunder.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“SPAC Warrants” shall mean the warrants issued pursuant to that certain warrant agreement, dated as of September 14, 2021, by and among the SPAC, Continental Stock Transfer & Trust Company, a New York corporation, and the other parties thereto, as amended by the Warrant Assumption Agreement.

“Sponsor Interests” means the 3,570,000 Ordinary Shares and 6,630,000 privately issued SPAC Warrants (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) issuable at the Effective Time to the EDNCU Holder and its Permitted Transferees that are subject to restrictions on Transfer and forfeiture as set forth in the Sponsor Letter Agreement.

“Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

“Unit Subscription Agreement” shall mean that certain Unit Subscription Agreement, dated as of March 8, 2022, by and among the Company, the SPAC, the EDNCU Holder, Continental Stock Transfer & Trust Company, a New York corporation and the other parties thereto.

“Warrant Assumption Agreement” shall mean that certain Assignment, Assumption and Amendment Agreement, to be executed in connection with the Closing, by and among the Company, the SPAC and Continental Stock Transfer & Trust Company, a New York corporation.

2.2          Piggyback Registration. If the Company at any time (beginning upon (but excluding) the Closing Date) proposes to register any of its Ordinary Shares (other than (w) a shelf registration to register Ordinary Shares or warrants issued to investors in a private placement (the “PIPE”) in connection with the Business Combination, (x) in a registration under Section 2.3, Section 2.4 or Section 2.5 of this Agreement, (y) a registration on Form F-8 or S-8 or (z) pursuant to Form F-4 or S-4 in connection with a business combination or exchange offer or pursuant to exercise or conversion of outstanding securities) or to undertake an underwritten public offering of its securities pursuant to an effective Registration Statement (a “Shelf Takedown”), it shall give written notice to all Holders of such intention not less than ten (10) days before the anticipated filing date of the applicable Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all Holders the opportunity to register the sale of such number of Registrable Shares as such Holders may request in writing. Upon the written request of any Holder given within fifteen (15) days after receipt of any such notice, the Company shall include in such registration or Shelf Takedown all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered. The Company shall, in good faith, cause such Registrable Shares to be included in such registration or offering and, if applicable, shall use its best efforts to cause the managing underwriter(s) of such registration to permit the Registrable Shares requested by the Holders pursuant to this Section 2.2 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing in good faith that the amount to be sold by persons other than the Company is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of selling shareholders to a number deemed satisfactory by such managing underwriter, provided that any shares to be excluded shall be determined in the following order of priority: (i) shares held by shareholders other than the Holders, (ii) then, to the extent necessary, shares held by the Holders (other than Catalyst and the EDNCU Holder) pro rata to the respective number of Registrable Shares requested to be included in such registration or Shelf Takedown by such Holders and (iii) then, to the extent necessary, shares held by Catalyst and the EDNCU Holder pro rata to the respective number of Registrable Shares requested to be included in such registration or Shelf Takedown by such Holders; and provided, further, that in any event all Registrable Shares must be included in such registration or Shelf Takedown prior to any other shares of the Company (with the exception of shares to be issued by the Company to the public) and the number of Registrable Shares to be included in the offering shall not be reduced to below twenty five percent (25%) of the total number of securities included in such offering (divided among the Holders participating in the registration pursuant to the foregoing order of priority pro rata to the respective number of Registrable Shares requested to be included by each of such Holders). Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Shares in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.

2.3          Demand Registration. At any time following the Closing, the Initiating Holders may request in writing that the Company shall file a Registration Statement with respect to the registration and resale of all or part of the Registrable Shares held by them, including without limitation on Form S-1/F-1 (a “Demand Registration”). As soon as practicable and in any event within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such Demand Registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Shares as to which it has received requests for registration for as promptly as reasonably practicable; provided, however, that: (i) the Company shall not be required to effect any registration under this Section 2.3 (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and (B) within a period of ninety (90) days following the effective date of a previous registration filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Shares shall have been entitled to join pursuant to Section 2.2 and in which there shall have been effectively registered all Registrable Shares as to which registration shall have been requested; and (ii) the registration shall cover the public sale of Registrable Shares with an aggregate public offering price reasonably expected to be at least the lesser of (a) US$35,000,000 and (b) all remaining Registrable Securities (other than the Sale Limited Securities) owned by the requesting Holder. The Initiating Holders may elect to withdraw from any offering pursuant to this Section 2.3 by giving written notice to the Company and the underwriter(s) of their request to withdraw prior to the effectiveness of the Registration Statement filed by the SEC with respect to such Demand Registration. If the Initiating Holders withdraw from a proposed offering relating to a Demand Registration and the Company did not elect to delay or postpone such offering pursuant to Section 2.6, then either the Initiating Holders shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 2.3) or such withdrawn registration shall count as a Demand Registration provided for in this Section 2.3. Notwithstanding any other provision of this Section 2.3, if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the number of shares to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority: (i) shares held by shareholders other than the Holders, (ii) shares which the Company may wish to register for its own account, and thereafter, to the extent necessary, (iii) shares held by the Holders (other than Catalyst or the EDNCU Holder if Catalyst or the EDNCU Holder was the Initiating Holder) pro rata to the respective number of Registrable Shares requested by such Holders to be included in the registration and thereafter, to the extent necessary, (iv) if Catalyst or the EDNCU Holder was the Initiating Holder, shares held by Catalyst and the EDNCU Holder pro rata to the respective number of Registrable Shares requested to be included in such registration or Shelf Takedown by such Holders; provided, however, that (i) in any event all Registrable Shares must be included in such registration prior to any other shares of the Company, and (ii) if Holders other than Catalyst and the EDNCU Holder were the Initiating Holders, Catalyst or the EDNCU Holder, by written notice to the Company during the seven-day notice period set forth above, shall be entitled to be treated as the Initiating Holder instead, subject to the limitations on the number of their respective demand registrations set forth below. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 2.3 and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2.3. The Company shall not be required to effect more than two (2) registrations under this Section 2.3 for Initiating Holders (other than the EDNCU Holder and Catalyst), the Company shall not be required to effect more than two (2) registrations under this Section 2.3 for which the EDNCU Holder is the Initiating Holder and the Company shall not be required to effect more than two (2) registrations under this Section 2.3 for which Catalyst is the Initiating Holder. A registration will not count as a requested registration under this Section unless and until the Registration Statement relating to such registration has been declared effective by the Commission.

2.4          S-1/F-1 Registration Statement. If the SEC publicly announces or informs the Company that Rule 144(i) applies to the Company, the following provision shall apply. The Company shall, as soon as practicable after such notice from the SEC, but in any event within thirty (30) days, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Shares held by any Holder, from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) on the terms and conditions specified in this Section 2.4 and shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective as expeditiously as possible after the filing thereof. The Registration Statement filed with the SEC pursuant to this Section 2.4 shall be on Form S-1/F-1, with respect to such Registrable Shares (the “Shelf”), and shall contain a prospectus in such form as to permit (subject to the Lock-up) the Holders to sell such Registrable Shares pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), or such other means of distribution of Registrable Shares as the Holders may reasonably specify, at any time beginning on the effective date for such Registration Statement. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares included on such registration statement. The Company shall use its commercially reasonable efforts to convert the S-1/Form F-1 to a Form S-3/F-3 as soon as practicable after the Company is eligible to use Form S-3/F-3. A Registration Statement filed pursuant to this Section 2.4 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, any Holder. Subject to the second succeeding sentence, as soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.4, but in any event within three (3) business days from such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Holders may use such Form S-1/F-1 to dispose of their Registrable Shares on a non-underwritten basis, and, to the extent permissible under SEC rules, may utilize such Form S-1/F-1 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.3 and subject to the limits and rules set forth therein, mutatis mutandis). If requested by any Holder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form S-1/F-1 as may be necessary to name such Holder therein as a selling shareholder and otherwise permit such Holder to sell Registrable Shares thereunder.

2.5          Form S-3/F-3 Registration. Following the Closing, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a Registration Statement on Form S-3/F-3 under the Securities Act. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3/F-3, and any related qualification or compliance, with respect to Registrable Shares, the Company shall within ten (10) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice. Thereupon, the Company shall effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within seven (7) days after receipt of such written notice from the Company. The Holders may use such Form S-3/F-3 to dispose of their Registrable Shares on a non-underwritten basis, and, to the extent permissible under SEC rules, may utilize such Form S-3/F-3 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.3 and subject to the limits and rules set forth therein, mutatis mutandis). If requested by any Holder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form S-3/F-3 as may be necessary to name such Holder therein as a selling shareholder and otherwise permit such Holder to sell Registrable Shares thereunder.

2.6          Suspension Periods. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of a Registration Statement filed pursuant to Section 2.3, Section 2.4 and Section 2.5, and from time to time to require the Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential or is not available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the effectiveness of such a Registration Statement on more than two (2) occasions of not more than forty-five (45) days each during any twelve (12)-month period.

2.7          Designation of Underwriter. In the case of any registration effected pursuant to Section 2.3, the Company and the holders of the majority of the Registrable Shares held by the Initiating Holders shall mutually designate the managing underwriter(s) in any underwritten offering and shall reasonably cooperate in making such designation.

2.8          Expenses. All expenses incurred in connection with any registration under Section 2.2, Section 2.3, Section 2.4 or Section 2.5 shall be borne by the Company (except as otherwise mentioned in Section 2.3 with respect to a withdrawn Demand Registration), provided that the selling Holders shall bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale by them of the Registrable Shares, pro rata on the basis of the number of Registrable Shares registered on their behalf, and each Holder shall bear fees and disbursements of counsel for such Holder, except for the fees and disbursements of one U.S. counsel and one Israeli counsel (selected by the Holder(s) of a majority of the Registrable Shares included in such registration) for all selling Holders which shall be borne and paid by the Company.

2.9          Indemnities. In the event of any registered offering of Ordinary Shares pursuant to this Section 2:

2.9.1              The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls (within the meaning of the Securities Act) the Holder or such underwriter, and directors, officers, employees and agents of any of them (each, an “Indemnified Person”) from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Indemnified Person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement or included in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder in connection with the registration. The Company will reimburse each such Indemnified Person, promptly upon demand, for any reasonable legal or attorney’s fees or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any Indemnified Person in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Indemnified Person specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 2.8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by a Holder.

2.9.2              Each Holder participating in a registration hereunder will indemnify and hold harmless the Company, each other Holder participating in such registration, any underwriter (as defined in the Securities Act) for the Company, or for any such other Holder, and each person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter or such other Holder, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter and/or such other Holder may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on: (i) any untrue or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which shares were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, each other Holder participating in such registration, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or attorney’s fees or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such Holder specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 2.9.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.9.3              Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.9.1 or 2.9.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 2.9.1 or 2.9.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is or is reasonably expected to be a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.9.1 or 2.9.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and as soon as practicable and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9.4              If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.9.5              Notwithstanding anything to the contrary hereunder, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution pursuant to this Section 2.9 from any person or entity who was not guilty of such fraudulent misrepresentation.

2.10        Obligations of the Company. Whenever required under this Section 2 to affect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:

2.10.1            prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such Registration Statement effective for a period of up to twelve (12) months (or in the case of any registration of Registrable Shares on Form S-3/F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such twelve (12) month period shall be extended, if necessary, to keep the Registration Statement effective until all Registrable Shares covered thereby have been sold).

2.10.2            subject to the suspension rights set forth in Section 2.3, 2.4 and 2.5, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement;

2.10.3            use commercially reasonable efforts to furnish to the Holders and the underwriters, if any, such numbers of copies of the prospectus, including a preliminary prospectus, and any amendments or supplements to such a prospectus, without charge to the holders of Registrable Shares included in such registration and in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

2.10.4            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

2.10.5            notify each Holder of Registrable Shares covered by such Registration Statement and any underwriters, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus, so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

2.10.6            cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

2.10.7            provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

2.10.8            furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares;

2.10.9            if requested by the managing underwriter or underwriters (if any), any Holder, or such Holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such person requests to be included therein, including, without limitation, with respect to the shares being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

2.10.10          make available to each Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

2.10.11          otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any shares under this Agreement;

2.10.12          during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

2.10.13          in the case of an underwritten offering involving gross proceeds in excess of US$50 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may reasonably be requested by the underwriter.

2.11        Obligations of Holders. Without limiting the foregoing, no Holder may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Company (in the case of a Shelf Takedown) or the Initiating Holders (in the case of a Demand Registration) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights and performs its obligations under such agreements.

2.12        Assignment of Registration Rights. Any of the Holders may assign its rights to cause the Company to register Shares pursuant to this Section 2 to a transferee of all or any part of its Registrable Shares. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee shall execute a Joinder Agreement as required by Section 5.4 below.

2.13        Public Information. At any time and from time to time following the Closing, the Company shall undertake to make publicly available and available to the Holders pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to that Rule. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company as to the steps it has taken to so comply.

2.14        “Market Stand-off” Agreement. Each Holder agrees that it will not, without the prior written consent of the Company or the managing underwriter, during the period commencing on the date of the final prospectus used in connection with any underwritten offerings pursuant to Section 2 above by the Company in which the Company complied with Section 2, and ending on the date specified by the Company and the managing underwriter, such period not to exceed ninety (90) days following the closing of such underwritten offering: (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares (whether such shares or other securities are then owned by the Holder, or are thereafter acquired by the Holder, but excluding shares purchased in the offering and shares purchased following the offering that were not subject to underwriters’ lock-up); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.14 shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable to the Holders only if all Company's officers and directors and all Holders individually owning more than one percent (1%) of the Company's outstanding Ordinary Shares (on an as converted basis) shall be subject to similar restrictions or (b) activities of any Holder that is a broker dealer undertaken in the ordinary course of its business (other than with respect to the SPAC Warrants, PIPE Warrants or Ordinary Shares purchased in a private placement in connection with the Business Combination, in each case by such a broker dealer Holder for its own account for investment purposes). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.14 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. In addition, at the underwriters’ request, each Holder shall enter into a lock-up agreement in customary form reflecting the foregoing.

3.            Termination. This Agreement shall terminate upon the earlier of (i) upon the consummation of a Liquidation Event in which the Holders receive at the closing thereof cash or unrestricted marketable securities; or (ii) with respect to each Holder, such time as such Holder ceases to hold any Registrable Shares; provided, however, that the provisions of Section 1.1 and Section 2.9 shall continue and remain in full force and effect following the termination of this Agreement for whatever reason.

4.            Lock-up.

4.1          Lock-up. Subject to Section 4.2, all Holders (other than the EDNCU Holder and its EDNCU Lock-Up Permitted Transferees) agree that they shall not Transfer any Lock-up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-up Shares until the end of the Lock-up Period (the “Lock-up”). For the avoidance of doubt, it is acknowledged and agreed that (i) the Sponsor Interests are subject to restriction on Transfer or forfeiture as set forth in the Sponsor Letter Agreement and not this Section 4, (ii) certain Sponsor Interests and Ordinary Shares held by Holders are held in escrow pursuant to that certain Unit Subscription Agreement, and (iii) such securities in (i) and (ii) may not be Transferred until any vesting conditions, as applicable, are satisfied (and in any case subject to any applicable lock-up restrictions) and, with respect to any such securities that are subject to an escrow obligation, if such obligation expires and such shares are released to the Holder. For the further avoidance of doubt, securities acquired by a Holder party hereto in open market transactions subsequent to the date hereof shall not be subject to the Lock-up.

4.2          Permitted Transfers. Notwithstanding the provisions set forth in Section 4.1, each Holder (other than the EDNCU Holder and its EDNCU Lock-Up Permitted Transferees) and its Lock-up Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) such Holder’s investors, officers or directors, (ii) any direct or indirect controlled Affiliates (as defined below) or immediate family members of such Holder’s officers or directors (as defined in the Securities and Exchange Act of 1934, as amended), or (iii) any direct or indirect controlled Affiliates of the Holders (other than the EDNCU Holder) that are not competitors of the Company or any employees of any such Affiliates; (b) in the case of an individual, (i) by bona fide gift or charitable contribution without consideration, (ii) by virtue of laws of descent and distribution upon death of the individual and (iii) pursuant to a qualified domestic relations order; (c) by virtue of such Holder’s certificate of incorporation or bylaws (or equivalent), as amended, upon dissolution of such Holder; (d) in connection with a bona fide gift or charitable contribution without consideration; (e) with the written consent of the Board or (f) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction, in each case in this clause (f) as approved by the Board or a duly authorized committee thereof, which results in all of the Company’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date (collectively, the “Lock-up Permitted Transferees”); provided, however, that in the case of clauses (a) through (d) such Lock-up Permitted Transferee must execute a Joinder Agreement.

5.            Miscellaneous.

5.1          Effectiveness; Termination of Previous Agreements. This Agreement shall become effective as of the Closing and prior thereto shall be of no force or effect. If the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically be terminated and be of no force or effect, and each of the Previous Agreements shall remain in full force and effect in accordance with its terms with respect to the parties thereto. Effective as of the Closing, this Agreement shall supersede and replace in its entirety the terms and conditions of each Previous Agreement, which Previous Agreements shall be null and void and of no further force or effect.

5.2          Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

5.3          Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute, legal action or proceeding, whether at law or in equity, whether in contract or in tort or otherwise arising out of or relating to this Agreement or the performance hereunder shall be subject to the exclusive jurisdiction of any New York State or United States Federal court in The City of New York, Borough of Manhattan, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.4          Successors and Assigns; Assignment. Except as otherwise expressly limited herein (including Section 4.1), the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement, except for the right of the Holders to cause the Company to register Shares pursuant to Section 2 herein, may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of: (a) assignments and transfers of all or part of the Registrable Shares between the Holders; (b) assignments and transfers of all or part of the Registrable Shares from a Holder to any other entity which controls, is controlled by, or is under common control with, such Holder (each being an “Affiliate”); (c) as to any Holder which is a partnership, assignments and transfers of all or part of the Registrable Shares to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner; (d) assignments and transfers of all or part of the Registrable Shares by a Holder to any fund (or shareholder or partner of any such fund), or any beneficiary of an account or arrangement, managed by such Holder or by the general partner or managing entity of such Holder or by an affiliate thereof (the persons set forth in clauses (a)-(d), collectively, “Permitted Transferees”), or (e) assignment or transfer of all or part of the Registrable Shares by a Holder to a Permitted Transferee in accordance with the provisions of and subject to the limitations set forth in the Articles. Unless otherwise noted in the applicable Joinder Agreement, each Permitted Transferee shall be deemed a Holder.

5.5          Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings, both oral and written between the parties with respect to the subject matters of this Agreement, including the Previous Agreements. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Holders of at least 65% of the Registrable Shares held by the Holders (voting together as a single class or by consent of such required majority); provided that, in the event any such amendment or waiver would by its terms be disproportionate and adverse to the rights or obligations of the EDNCU Holder or Catalyst, the prior written consent of the EDNCU Holder or Catalyst, as the case may be, will also be required.

5.6          Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below:

If to the Company:

SatixFy Communications Ltd.

12 Hamada St.,

Rehovot, 7670315

Israel

Attention:Yoav Leibovitch

Email:   yoav@satixfy.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York NY 10017

Attention: Lee Hochbaum
Brian Wolfe
Michael Kaplan

Email: lee.hochbaum@davispolk.com

brian.wolfe@davispolk.com

michael.kaplan@davispolk.com

and

Gross & Co.

132 Derech Menachem Begin St.

1 Azrieli Center, Round Building

Tel Aviv 6701101

Israel

Attention: Richard J. Mann

Email: rick@gkh-law.com

If to the Holders:	To the addresses set forth on Exhibit B.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 5.6 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if by air courier, two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via facsimile or by email, upon transmission and, in the event of facsimile transmission, electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and, in the event of email transmission, in the absence of any reply indicating failure of delivery of the email. All communications shall also be sent by email.

5.7          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.8          Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

5.10        Aggregation of Shares. Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.11        Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

5.12        Additional Holders. Notwithstanding anything to the contrary contained herein, (i) if the Company issues additional Ordinary Shares following the date hereof, whether pursuant to a share purchase agreement or otherwise, any purchaser of such shares and (ii) any holder as of the date hereof of the Company’s Ordinary Shares that are restricted securities, in each case, may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Holder” for all purposes hereunder. No action or consent by the Holders shall be required for such joinder to this Agreement by such additional Holder, so long as such additional Holder has executed a Joinder Agreement.

5.13        PFIC Information. At the request (and sole cost) of any requesting U.S. shareholders, the Company will use commercially reasonable efforts to retain a nationally recognized accounting firm to (i) determine whether the Company is a passive foreign investment company (a “PFIC”) under Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year that includes the Closing Date or a future taxable year and (ii) if it is, (A) determine whether any of the Company’s subsidiaries is a PFIC and (B) provide the U.S. shareholder with the information intended to allow such U.S. shareholder to make a qualified electing fund election under Code Section 1293 with respect to the Company and/or its subsidiaries.

5.14        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Catalyst, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have registration rights senior to those held by Catalyst. For the avoidance of doubt, this section shall not apply to any registration rights provided in connection with the PIPE.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

SATIXFY COMMUNICATIONS LTD.

By:	/s/ Yoel Gat
Name:	Yoel Gat
Title:	Chief Executive Officer

By:	/s/ Yoav Leibovitch
Name:	Yoav Leibovitch
Title:	Chief Financial Officer

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

YOEL GAT

/s/ Yoel Gat

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

SIMONA GAT

/s/ Simona Gat

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

YOAV LEIBOVITCH

/s/ Yoav Leibovitch

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

GARY BEGEMAN

/s/ Gary Begeman

HENRY DUBOIS

/s/ Henry Dubois

MICHAEL LEITNER

/s/ Michael Leitner

HIDEKI KATO

/s/ Hideki Kato

SIMON CATHCART

/s/ Simon Cathcart

MITSUI & CO., LTD

/s/ Kazutomi Shigeeda
By: Kazutomi Shigeeda
Its: General Manager of Space Business Dept.

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

ENDURANCE ACQUISITION CORP.

By:	/s/ Richard C. Davis
Name:	Richard C. Davis
Title:	Chief Executive Officer

ENDURANCE ANTARCTICA PARTNERS, LLC

By: ADP Endurance, LLC
Its: Managing Member

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Managing Director

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

DORON RAINISH

/s/ Doron Rainish

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

JUN XIANG

/s/ Jun Xiang

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

GOLDEN ARIE HIGH TECH INVESTMENTS PTE

By:	/s/ Stephen Margolis
Name: Stephen Margolis
Title: Director

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

GENE KLEINHENDLER 2001 LAW OFFICES LTD.

By:	[Signature illegible]
Name:
Title:

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

ZOHAR ZISAPEL

/s/ Zohar Zisapel

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

NACHUM HAI

/s/ Nachum Hai

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

MOSES HOLDINGS LLC

By:	/s/ Alfred H. Moses
Name: Alfred H. Moses
Title: Sole member

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

AMIT GILAT

/s/ Amit Gilat

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

ST ENGINEERING IDIRECT, INC.

/s/ Kevin Steen
Name: Kevin Steen
Title: President and CEO

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

CEL CATALYST COMMUNICATIONS LIMITED

By:	/s/ Yair Shamir
Name: Yair Shamir
Title: Managing Partner

By:	/s/ Sheng Yan Fan
Name: Sheng Yan Fan
Title: Managing Partner

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

GLORY VENTURES INVESTMENTS FUND II L.P.

By:	/s/ Yang Guang
Name: Yang Guang
Title: Director

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

SIGNAL INTELLIGENCE INTERNATION LIMITED

By:	/s/ Jinping Wu
Name: Jinping Wu
Title: Director

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

MARK JACOBSEN

/s/ Mark Jacobsen

[Signature Page to A&R Shareholders’ Agreement]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

LIQUIDITY CAPITAL II LIMITED PARTNERSHIP

By:	/s/ Oshri Harari
Name: Oshri Harari
Title: COO & GC

By:	/s/ Udi Gvirts
Name: Udi Gvirts
Title: CFO & Deputy CEO

[Signature Page to A&R Shareholders’ Agreement]

Exhibit A

Form of Joinder Agreement

[Date]

Reference is hereby made to the Amended and Restated Shareholders’ Agreement, dated March 8, 2022 (the “IRA”), by and between SatixFy Communications Ltd., a company organized under the laws of the State of Israel (the “Company”), and the Holders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the IRA.

Pursuant to Section 2.11 of the IRA, each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the IRA as if it were an original signatory thereto and hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a party thereto as the case may be, under the IRA. All references in the IRA to the “Holders” or “EDNCU Holder”, as the case may be, shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company, the Holders or any undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any legal action or proceeding, whether at law or in equity, whether in contract or in tort or otherwise arising out of or relating to this Joinder Agreement or the performance hereunder shall be subject to the exclusive jurisdiction of any New York State or United States Federal court in The City of New York, Borough of Manhattan, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS JOINDER AGREEMENT.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date herein above set forth.

The Company:

SATIXFY COMMUNICATIONS LTD.

By:
Title:

[Permitted Transferees]:

[ ]
By:

22

EXHIBIT B

THE HOLDERS; ADDRESSES

Ordinary Shareholders	Address	With a copy to (which shall not constitute a service of process):

23